Exhibit 5.1

14 July 2025

PRIVATE AND CONFIDENTIAL

Board of Directors

NIQ Global Intelligence plc

10 Earlsfort Terrace

Dublin 2

D02 T380

Ireland

Re:	NIQ Global Intelligence PLC (the “Company”)

To whom it may concern:

1.	Basis of Opinion

1.1

We are acting as Irish counsel to the Company, registered number 605526, a public company limited by shares, incorporated under the laws of Ireland, in connection with the registration statement on Form S-1 (No. 333-288376) filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (the “Securities Act”) on 14 July 2025 (the “Registration Statement”). We refer in particular to the registration by the Company of up to 57,500,000 ordinary shares of US$0.00001 each (the “Securities”), pursuant to the Registration Statement and the underwriting agreement to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) which are to be issued in connection with their initial public offering on the New York Stock Exchange (the “IPO”).

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Irish Revenue Commissioners which may occur after the date of this Opinion.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in Schedule 1 to this Opinion (the “Documents”); and

(c)	the searches listed at 1.6 below.

1.4	In giving this Opinion, we have examined and relied on copies of the Documents sent to us by email in pdf or other electronic format.

1.5

In giving this Opinion, we leave relied upon the Officer’s Certificate (as defined in Schedule 1 to this Opinion) and the Searches (as defined below) and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Officer’s Certificate or the Searches is required of us.

1.6	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 14 July 2025 (collectively the “Searches”):

(a)

on the file of the Company maintained by the Registrar of Companies in Dublin (the “CRO”) for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.7	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date of this Opinion.

1.8	No opinion is expressed as to the taxation consequences of any of the matters referred to in the Registration Statement or the transactions referred to therein or contemplated thereby.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public limited company, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Securities;

2.2

the Securities, when issued by the Company in accordance with the terms of the Registration Statement and the Underwriting Agreement, will have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof; and

2.3

on completion of the IPO, and the subscription and payment therefor by the relevant subscribers in the manner contemplated by the Registration Statement, the Securities will be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Securities).

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Securities

3.1	that the Registration Statement will have become effective under the Securities Act and that the Company complies with the statements set out therein;

3.2

that the Underwriting Agreement will have become effective and binding on the parties thereto and the relevant subscribers will actually pay in full all amounts that they have agreed to pay to purchase the Securities;

3.3

that the Securities will be issued (the “Securities Issuance Event”) in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company to be passed prior to the issue of the Securities (“Closing”) and in accordance with the terms of the Registration Statement;

3.4

there shall be no fraud on the part of the Company and its respective officers, employees, agents and advisers and that the Company will effect the Securities Issuance Event in good faith, for its legitimate and bona fide business purposes. We have further assumed that: (i) the Company will be fully solvent at the time of and immediately following the Securities Issuance Event; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the Securities Issuance Event; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the Securities Issuance Event, and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the Securities Issuance Event;

3.5	that completion of the IPO will be consummated as described in the Registration Statement;

3.6

that (i) the Securities will be quoted on the New York Stock Exchange at the time of their issue or (ii) the Securities will on consummation of the completion of the IPO not derive their value or the greater part of their value directly or indirectly from land in Ireland, minerals in Ireland or any rights, interests or other assets in relation to mining or minerals or the searching for minerals or exploration or exploitation rights on the Irish continental shelf;

Authenticity and bona fides

3.7

the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete or draft Documents have been submitted to us that the original executed versions of such Documents are identical to the last draft of the Documents submitted to us;

3.8

that the copies produced to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.9

that there is, at the relevant time of the Securities Issuance Event, no matter affecting the authority of the directors to effect the Securities Issuance Event, not disclosed by the Constitution of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

Constitution and Resolutions

3.10

that the draft Constitution of the Company at Schedule 2 to this Opinion will be the form of constitution in place on Closing, and, as at Closing, that there shall be no other terms governing the Securities other than those set out in the Constitution;

3.11	all director and shareholder resolutions required to authorise the Securities Issuance Event will have been validly passed prior to Closing, and shall not have been revoked, rescinded or amended;

Accuracy of Searches and Warranties

3.12

the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such Searches or enquiry been altered. It should be noted that searches at the CRO, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.13	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement/prospectus that forms part of the Registration Statement.

Yours faithfully,

/s/ Arthur Cox LLP

ARTHUR COX LLP

SCHEDULE 1

DOCUMENTS EXAMINED

1.	The Registration Statement and the documents incorporated by reference therein.

2.	A draft of the Underwriting Agreement.

3.	An extract of the resolutions of the board of directors of the Company dated 23 June 2025 approving the issue of the Securities.

4.	An extract of the resolutions of the board of directors of the Company dated 23 June 2025 approving the final version of the Registration Statement.

5.	An extract of the draft resolutions in writing of the shareholders of the Company to be approved prior to the IPO approving the adoption of the Company’s Constitution.

6.	A copy of the Constitution of the Company in the form to be effective on Closing.

7.	An Officer’s Certificate of the secretary of the Company dated on or around 14 July 2025 (“Officer’s Certificate”).

8.

A copy of the Certificate of Incorporation of the Company dated 6 June 2017, Certificate of Incorporation on Change of Name dated 23 January 2025 and Certificate of Incorporation of the Company on registration as a public limited company under the Companies Act 2014 of Ireland dated 12 June 2025.

9.	Letter of Status from the CRO in respect of the Company dated 10 July 2025.

SCHEDULE 2

CONSTITUTION

Companies Act 2014

PUBLIC LIMITED COMPANY

CONSTITUTION

of

NIQ GLOBAL INTELLIGENCE PUBLIC LIMITED COMPANY

Cert. No.:

Companies Act 2014

PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

of

NIQ GLOBAL INTELLIGENCE PUBLIC LIMITED COMPANY

(as amended by special resolution dated • 2025 with effect from • 2025)

1.	The name of the Company is NIQ Global Intelligence Public Limited Company.

2.	The Company is a public limited company, registered under Part 17 of the Companies Act 2014.

3.	The objects for which the Company is established are:

3.1 (a)

To carry on the business of global consumer intelligence services and to research, develop, design, produce, supply, sell, distribute, provide and promote solutions to clients and to hold intellectual property rights and to do all things usually dealt in by persons carrying on the above mentioned businesses or any of them or that may be required in connection with any of the said businesses.

(b)

To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatsoever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Board and to exercise its powers as a shareholder of other companies.

3.2

To acquire shares, stocks, debentures, debenture stock, bonds, and other obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.3

To facilitate and encourage the creation, issue or conversion of and to offer for public subscription shares, stocks, debentures, debenture stocks, bonds, and other obligations, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.4

To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or incumbrances, for any estate or interest whatsoever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

3.5	To sell or otherwise dispose of any of the property or investments of the Company.

3.6

To establish and contribute to any scheme for the purchase of shares in the Company to be held for the benefit of the Company’s employees and to lend or otherwise provide money to such schemes or the Company’s employees or the employees of any of its subsidiary or associated companies to enable them to purchase shares of the Company.

3.7

To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors may deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions.

3.8

To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any business related to any of the businesses which the Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, bonds, and other obligations or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

3.9

To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.10

To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted.

3.11	To invest and deal with the moneys of the Company in such manner as may from time to time be determined.

3.12

To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any shares, stocks, debentures, debenture stock, bonds, and other obligations or securities of any company, whether having objects similar to those of the Company or not, and to give all kinds of indemnities.

3.13

To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

3.14

To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by the Acts or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

3.15

To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of shares, stocks, debentures, debenture stocks, bonds, and other obligations or securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.16	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.17	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company.

3.18

To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stocks, bonds, and other obligations, securities, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.19

To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

3.20

To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, and other obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.21

To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.22

To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the spouses, civil partners, widows, widowers and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.23

To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.24

To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.25

To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to the Company or of which the Company may have the power of disposing.

3.26

To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.27

To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.28

To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.29

To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.30	To procure the Company to be registered or recognised in any part of the world.

3.31

To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.32

To make gifts, pay gratuities or grant bonuses to current and former Directors (including substitute directors), officers or employees of the Company or to make gifts or pay gratuities to any person on their behalf or to charitable organisations, trusts or other bodies corporate nominated by any such person.

3.33	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

3.34	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.35	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE:

It is hereby declared that the word “company” in this clause, except where used in reference to the Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The liability of the members is limited.

5.

The share capital of the Company is US$16,500 divided into 1,500,000,000 Ordinary Shares of US$0.00001 each and 150,000,000 Preferred Shares of US$0.00001 each and €25,000 divided into 25,000 Euro Deferred Shares of €1.00 each.

6.

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

Companies Act 2014

PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

of

NIQ GLOBAL INTELLIGENCE PUBLIC LIMITED COMPANY

(as amended by special resolution dated • 2025 with effect from • 2025)

PRELIMINARY

1.

The provisions set out in these Articles of Association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by section 1007(2) of the Companies Act 2014 (with the exception of sections 83 and 84 and 117(9) of the Companies Act 2014) shall apply to the Company.

2. (a)	In these articles:

“Act” or “Acts” means the Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with, the Act and every statutory modification and re-enactment thereof for the time being in force.

“Acting in Concert” has the meaning given to it in Rule 2.1(a) and Rule 3.3 of Part A of the Takeover Rules.

“address” includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“articles” means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time.

“Assistant Secretary” means any person appointed by the Secretary and/or the Board from time to time to assist the Secretary.

“Chairperson” means the Director who is elected by the Directors from time to time to preside as chairperson at all meetings of the Board or the person who is selected by the Directors from time to time to preside as chairperson at general meetings of the Company (as applicable).

“Clear Days” in relation to the period of notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Company” means the above-named company.

“Concert Party” means, in relation to any person, a party who is deemed or presumed to be Acting in Concert with that person for the purposes of the Takeover Rules.

“Directors” or “Board” means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“electronic communication” has the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature” has the meaning given to those words in the Electronic Commerce Act 2000.

“Exchange” means any securities exchange or other system on which the shares of the Company may be listed or otherwise authorised for trading from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, of the United States of America.

“Group” means the Company and its subsidiaries from time to time.

“Holder” in relation to any share, means the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.

“Interest in a Security” has the meaning given to such term in section 1 of the Irish Takeover Panel Act 1997 and “Interest in Securities” shall be construed accordingly.

“Office” means the registered office from time to time and for the time being of the Company as the Board from time to time decides.

“Ordinary Resolution” means a resolution passed by a simple majority of the votes cast by members of the Company as, being entitled to do so, vote in person or by proxy at a general meeting of the Company, subject to any alternative definition in the Acts.

“public announcement” means disclosure in a press release reported by a national news service (or similar broad manner of distribution) or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Register” means the register of members to be kept as required in accordance the Act.

“Restricted Shareholder” means a member of the Company or other person who is restricted from holding an Interest in Securities without a Takeover Rules Event occurring by virtue of Rule 9 of the Takeover Rules or a member or person who would be so restricted but for the limitations on voting rights set out under article 5, provided that where two or more persons are deemed or presumed (and such presumption has not been rebutted) to be Acting in Concert for the purpose of Rule 9 of the Takeover Rules, only the person who acquired the Interest in Securities which, but for the application of article 5, would trigger the Takeover Rules Event shall be deemed to be a Restricted Shareholder in respect only of such number of the person’s Interest in Securities which, but for the application of article 5, would trigger the Takeover Rules Event.

“Reversal Event” means;

(i)	the transfer of the relevant Ordinary Shares from a Restricted Shareholder to a shareholder or other person who is not a Restricted Shareholder;

(ii)

an event whereby a Restricted Shareholder ceases to be restricted from holding an Interest in Securities, by virtue of Rule 9 of the Takeover Rules, except in these circumstances the number of Ordinary Shares upon which the restrictions set out in article 5 shall be reversed shall be the maximum number of Ordinary Shares upon which any restrictions can be reversed without the former Restricted Shareholder becoming a Restricted Shareholder on the Reversal Event;

(iii)

a Restricted Shareholder of the Company undertaking a Takeover Rules Event and the Takeover Panel consenting to the restrictions in article 5 being reversed in respect of some or all of the relevant Ordinary Shares, in which case the only Ordinary Shares upon which the restrictions set out in article 5 shall be reversed shall be those in respect of which the Takeover Panel has consented to such reversal of restrictions.

“seal” means the common seal of the Company.

“Secretary” means any person appointed to perform the duties of the secretary of the Company.

“share” means any share in the share capital of the Company.

“Shareholder Rights Plan” means a shareholder rights plan providing for the right of members to purchase securities of the Company in the event of any proposed acquisition of the securities where such acquisition is not approved or recommended by the Board.

“Special Resolution” means a special resolution of the Company’s members within the meaning of the Act.

“Takeover Panel” means the Irish Takeover Panel established under the Irish Takeover Panel Act 1997.

“Takeover Rules” means the Takeover Panel Act 1997, Takeover Rules 2022.

“Takeover Rules Event” means either of the following events:

(i)	a Restricted Shareholder and/or its Concert Parties (if any) extending an offer to the holders of each class of shares of the Company in accordance with Rule 9 of the Takeover Rules; or

(ii)	the Company obtaining approval of the Takeover Panel for a waiver of Rule 9 of the Takeover Rules in respect of a Restricted Shareholder or any of its Concert Parties (as applicable).

(b)

Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)

Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d)	A reference to a statute or statutory provision shall be construed as a reference to the laws of Ireland unless otherwise specified and includes:

(i)	any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder;

(ii)	any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it.

(e)

The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f)	Reference to “US$” shall mean the currency of the United States of America and to “€” shall mean the currency of Ireland.

SHARE CAPITAL

3.

The share capital of the Company is US$16,500 divided into 1,500,000,000 Ordinary Shares of US$0.00001 each and 150,000,000 Preferred Shares of US$0.00001 each and €25,000 divided into 25,000 Euro Deferred Shares of €1.00 each.

ORDINARY SHARES

4.	The rights and restrictions attaching to the Ordinary Shares shall be as follows:

(a)

subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

(b)	the right to participate pro rata in all dividends declared by the Company;

(c)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company; and

(d)	the rights attaching to the Ordinary Shares may be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with article 7.

5.

If a Restricted Shareholder acquires an Interest in Securities, unless the Restricted Shareholder elects to acquire such Interest in Securities with a Takeover Rules Event occurring, the following restrictions shall attach to the relevant Ordinary Shares, from the time of issue until a Reversal Event occurs:

(a)	such Ordinary Shares shall carry no rights to receive notice of or to attend or vote at any general meeting of the Company;

(b)	save as provided herein, such Ordinary Shares shall rank pari passu at all times and in all respects with all other Ordinary Shares; and

(c)

the reversal of such restrictions shall be automatically effected immediately upon and subject to a Reversal Event, without the requirement of any approval by the Board or any shareholders of the Company.

EURO DEFERRED SHARES

6.	The Euro Deferred Shares shall have the rights and privileges and be subject to the restrictions set out in this article 6:

(a)

subject to article 6(b), the Euro Deferred Shares shall rank pari passu in all respects with the Ordinary Shares, such that in advance of the exercise of article 6(b), the rights attaching to the Euro Deferred Shares shall include the following:

(i)

subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per Euro Deferred Share held at any general meeting of the Company;

(ii)	the right to participate pro rata in all dividends declared by the Company;

(iii)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company; and

(iv)

the rights attaching to the Euro Deferred Shares may be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with article 7; and

(b)

immediately on the issue of any Ordinary Shares pursuant to the acquisition by the Company of 100% of the issued share capital of AI PAVE Dutchco I B.V. in exchange for the issuance of Ordinary Shares to AI PAVE Dutchco I B.V.’s existing shareholders, the Euro Deferred Shares shall have the following rights and privileges and shall be subject to the restrictions set out in this article 6(b) without the requirement of any approval by the Board or any shareholders of the Company:

(i)	the Euro Deferred Shares are non-voting shares and do not convey upon the Holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting;

(ii)

the Euro Deferred Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Euro Deferred Shares after repayment of the nominal value of the Ordinary Shares; and

(iii)

any Director (the “Agent”) is appointed as the attorney of the Holder of any Euro Deferred Share, with an irrevocable instruction to execute all or any forms of transfer and/or renunciation and/or other documents in the Agent’s discretion in relation to the Euro Deferred Shares in favour of the Company or as it may direct and to deliver such forms of transfer and/or renunciation and/or other documents together with any certificate(s) and/or other documents for registration and to do all such other acts and things as may in the reasonable opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the purchase by the Company of the Euro Deferred Shares for nil consideration or such other consideration as the Board may determine and to vest the said Euro Deferred Shares in the Company.

PREFERRED SHARES

7.

The Directors are authorised to issue all or any of the authorised but unissued Preferred Shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:

(a)

redeemable at the option of the Company, or the Holders, or both, with the manner of the redemption to be set by the Board, and redeemable at such time or times, including upon a fixed date, and at such price or prices;

(b)

entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series;

(c)	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or

(d)

convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors determine, which rights and restrictions may be as stated in such resolution or resolutions of the Directors as determined by them in accordance with this article 7. The Board may at any time before the allotment of any Preferred Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares.

8.

The rights conferred upon the Holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with article 7.

SHARE RIGHTS

9.

Without prejudice to any special rights previously conferred on the Holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

10.

Unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Act, the shares and any class of the shares shall be deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire the shares or any class of the shares, or an interest in the shares or any class of the shares, from such third party. In these circumstances, the acquisition of such shares or interest in shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a redeemable share in accordance with the Acts. No resolution, whether special or otherwise, shall be required to be passed to deem any share a redeemable share.

11.	Subject to the provisions of the Acts and the other provisions of this article, the Company may:

(a)

pursuant to the Acts, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or

(b)

subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares, pursuant to the Acts, purchase or redeem any of its own shares (including any redeemable shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or redeemed (as applicable) or hold them as treasury shares (as defined by the Acts) and may reissue any such shares as shares of any class or classes.

VARIATION OF RIGHTS

12. (a)

Without prejudice to the authority conferred on the Directors pursuant to article 7, if at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class, provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy, shall constitute the necessary quorum for such a meeting. To every such meeting the provisions of article 47 shall apply.

(b)

The redemption or purchase of Preferred Shares or any class of preferred shares shall not constitute a variation of rights of the preferred Holders where the redemption or purchase of the preferred shares has been authorised solely by a resolution of the ordinary Holders.

(c)	The issue, redemption or purchase of any of the Preferred Shares each shall not constitute a variation of the rights of the Holders of Ordinary Shares.

(d)

The issue of preferred shares or any class of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class of Preferred Shares.

13.

The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

ALLOTMENT AND ISSUE OF SHARES

14. (a)

Subject to the provisions of these articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them or any indirect interests therein to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount save in accordance with the Acts, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon. To the extent permitted by the Acts, shares may also be allotted by a committee of the Directors or by any other person where such committee or person is so authorised by the Directors.

(b)

Subject to any requirement to obtain the approval of members under any laws or regulations to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)

The Directors are hereby generally and unconditionally authorised to exercise all the powers of the Company to allot relevant securities within the meaning of section 1021 of the Act. The maximum amount of relevant securities which may be allotted under the authority hereby conferred shall be the amount of the authorised but unissued share capital of the Company at the date of adoption of these articles. The authority hereby conferred shall expire on the date which is five (5) years after the date of adoption of these articles unless and to the extent that such authority is renewed, revoked or extended prior to such date. The Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(d)

The Directors are hereby empowered pursuant to sections 1022 and 1023 of the Act to allot equity securities (within the meaning of the said section 1023) for cash pursuant to the authority conferred by article 14(c) as if section 1022(1) of the Act did not apply to any such allotment. The authority conferred by this article 14(d) shall expire on the date which is five (5) years after the date of adoption of these articles unless previously renewed, varied or revoked; provided that the Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted for cash after such expiry and the Directors may allot equity securities for cash in pursuance of such an offer or agreement as if the power conferred by this article 14(d) had not expired.

(e)	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

15.

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the share.

16.

The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

REGISTER

17.	The Company shall maintain or cause to be maintained the Register in accordance with the Act.

18.

If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register at such location or locations within or outside Ireland as the Board thinks fit. The original Register shall be treated as the register of members of the Company for the purposes of these articles and the Act.

19.

The Company, or any agent(s) appointed by it to maintain the duplicate Register in accordance with these articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of all transfers of shares effected on any duplicate Register and shall at all times maintain the original Register in such manner as to show at all times the members for the time being and the shares respectively held by them, in all respects in accordance with the Act.

NON-RECOGNITION OF TRUSTS

20.

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

SHARE CERTIFICATES

21.

Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular shares, or to the extent required by any stock exchange, depository, or any operator of any clearance or settlement system, no person whose name is entered as a member in the Register of Members shall be entitled to receive a share certificate for all his or her or her shares of each class held by him (nor on transferring a part of holding, to a certificate for the balance).

22.

Any share certificate, if issued, shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. In respect of a share or shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

23.

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

LIEN

24. (a)

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this article. The Company’s lien on a share shall extend to all moneys payable in respect of it. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 24 are disapplied.

(b)

The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

(c)

To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the share comprised in any such transfer and he or she shall not be bound to see to the application of the purchase moneys nor shall his or her title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

(d)

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

25. (a)

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares, including shares where the conditions of allotment provide for payment at fixed times, and each member (subject to receiving at least fourteen (14) Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his or her shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 25 are disapplied.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

(c)	The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(d)

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Directors may waive payment of the interest wholly or in part.

(e)

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these articles shall apply as if that amount had become due and payable by virtue of a call.

(f)	Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

(g)

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) fifteen percent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

FORFEITURE

26. (a) (i)

If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter and during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(ii)

The notice shall name a further day (not earlier than the expiration of fourteen (14) Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(iii)

If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

(iv)

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

(b)

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he or she shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

(c)

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his or her liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

(d)

A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

(e)

The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

(f)

The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.

TRANSFER OF SHARES

27. (a)

The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, an Assistant Secretary or any such person that the Secretary or an Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary, Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary, Assistant Secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee or transferor, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) claim a first and paramount lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)

Notwithstanding the provisions of these articles and subject to any provision of the Acts, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with the Acts or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

28.

Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

29. (a)	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

(i)	any transfer of a share which is not fully paid; or

(ii)	any transfer to or by a minor or person of unsound mind,

but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is listed.

(b)	The Board may decline to recognise any instrument of transfer unless:

(i)

the instrument of transfer is accompanied by the certificate of the shares to which it relates (if any) (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of one class of share only;

(iii)	the instrument of transfer is properly stamped (in circumstances where stamping is required);

(iv)	a fee of €10 or such lesser sum is paid to the Company;

(v)	the instrument of transfer is in favour of not more than four transferees;

(vi)	it is lodged at the Office or at such other place as the Directors may appoint;

(vii)

the Board is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

(viii)	the Board is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

30.	If the Directors refuse to register a transfer, they shall, within two (2) months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

31.

Upon every transfer of shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and subject to article 21 a new certificate may be issued without charge to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to him without charge. The Company shall be entitled to retain the instrument(s) of transfer.

32.

Registration of transfers may be suspended at such times and for such period, not exceeding in the whole thirty (30) days in each year, as the Directors may from time to time determine subject to the requirements of the Acts.

33.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

34.

Subject to the provisions of these articles, whenever as a result of an alteration or re-organisation of share capital of the Company or otherwise any members would become entitled to fractions of a share, the Directors may sell or cause to be sold, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale (subject to any applicable tax and abandoned property laws) in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his or her title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

TRANSMISSION OF SHARES

35.

In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he or she was a sole Holder, shall be the only persons recognised by the Company as having any title to his or her interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as articles 35 to 38 are disapplied.

36.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his or her death or bankruptcy, as the case may be.

37.

If the person so becoming entitled elects to be registered himself, he or she shall deliver or send to the Company a notice in writing signed by him stating that he or she so elects. If he or she elects to have another person registered, he or she shall testify his or her election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

38.

A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered Holder of the share, except that he or she shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety (90) days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

39.	The Company may from time to time by Ordinary Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

40.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the Acts; or

(c)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

41.

Subject to the provisions of the Acts, the Company may by Special Resolution reduce its company capital (including its share capital, any capital redemption reserve fund or any share premium account or undenominated capital account) in any way it thinks expedient and, without prejudice to the generality of the foregoing, may:

(a)	extinguish or reduce the liability on any of its shares in respect of share capital not paid up;

(b)	either with or without extinguishing or reducing liability on any of its shares, cancel any paid up company capital which is lost or unrepresented by available assets; and

(c)	either with or without extinguishing or reducing liability on any of its shares, pay off any paid up company capital which is in excess of the wants of the Company,

and in relation to such reductions, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of shares, those shares to be affected.

RECORD DATES

42. (a)

The Directors may from time to time fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of the Company. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors, and the record date shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given. Unless the Directors determine otherwise, a determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment or postponement of the meeting.

(b)

In order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining members for such purpose shall be at the close of business on the day on which the Directors adopt the resolution relating thereto.

GENERAL MEETINGS

43.

The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen (15) months shall elapse between the date of one annual general meeting of the Company and that of the next. This article shall not apply in the case of the first general meeting, in respect of which the Company shall convene the meeting within the time periods required by the Acts.

44.	Subject to the Acts, all general meetings of the Company may be held outside of Ireland, or by means of remote communication as provided in article 59.

45.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

46.

The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in section 178(3) of the Acts.

47.

All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that the necessary quorum shall be two (2) or more persons holding or representing by proxy (whether or not such Holder actually exercises his or her voting rights in whole, in part or at all at the relevant general meeting) at least a majority in nominal value of the issued shares of the class or, at any adjourned meeting of such Holders, Holders holding or representing by proxy (whether or not any such Holder actually exercises his or her voting rights in whole, in part or at all at the relevant general meeting) at least a majority in nominal value of the issued shares of the class, shall be deemed to constitute a meeting.

48.

A Director shall be entitled, notwithstanding that he or she is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.

NOTICE OF GENERAL MEETINGS

49. (a)

Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a Special Resolution shall be called by not less than twenty-one (21) Clear Days’ notice and all other extraordinary general meetings shall be called by not less than fourteen (14) Clear Days’ notice.

(b)

Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his or her place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Provided that the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company as of the record date set by the Directors and to the Directors and the Company’s auditors.

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)

In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting. A member present, either in person or by proxy, at any general meeting of the Company or of the Holders of any class of shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

50.

Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight (28) days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.

PROCEEDINGS AT GENERAL MEETINGS

51.

All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the company’s statutory financial statements and the reports of the Directors and the statutory auditors, the review by the members of the Company’s affairs (to the extent required by the Acts), the election of Directors, the re-appointment of the retiring auditors and the authorisation of the Directors to fix the statutory auditors’ remuneration.

52.

Except where a greater majority is required by the Act or these articles, where a plurality is required as set forth in article 116 or for frequency on “say-on-pay” advisory votes in accordance with the requirements of section 14A of the Exchange Act and related rules of the U.S. Securities and Exchange Commission, any question proposed for consideration at any general meeting of the Company or of any class of Holders shall be decided by an Ordinary Resolution.

53.

At any annual general meeting of the members, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual general meeting, and proposals of other business to be properly brought before an annual general meeting, nominations and proposals of other business must be:

(a)	specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board;

(b)	otherwise properly made at the annual general meeting, by or at the direction of the Board; or

(c)	otherwise properly requested to be brought before the annual general meeting by a member of the Company in accordance with these articles.

For nominations of persons for election to the Board or proposals of other business to be properly requested by a member to be made at an annual general meeting, a member must:

(i)	be a member at the time of giving of notice of such annual general meeting by or at the direction of the Board and, at the time of the annual general meeting;

(ii)	be entitled to vote at such annual general meeting;

(iii)	to the extent applicable, in the case of nominations of persons for election to the Board, comply with Rule 14a-19; and

(iv)	comply with the procedures set forth in these articles as to such business or nomination.

The immediately preceding sentence shall be the exclusive means for a member to make nominations or other business proposals (other than matters properly brought under Rule 14a- 8 under the Exchange Act and included in the Company’s notice of meeting) before an annual general meeting of members.

54.

At any extraordinary general meeting of the members, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Company’s notice of meeting. To be properly brought before an extraordinary general meeting, proposals of business must be:

(a)	specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board;

(b)	otherwise properly brought before the extraordinary general meeting, by or at the direction of the Board; or

(c)	otherwise properly brought before the meeting by any members of the Company pursuant to the valid exercise of power granted to them under the Acts.

55.	Nominations of persons for election to the Board may be made at an extraordinary general meeting of members at which directors are to be elected pursuant to the Company’s notice of meeting:

(a)	by or at the direction of the Board;

(b)	by any members of the Company pursuant to the valid exercise of power granted to them under the Acts; or

(c)	provided that the Board has determined that directors shall be elected at such meeting, by any member of the Company who:

(i)	is a member at the time of giving of notice of such extraordinary general meeting and at the time of the extraordinary general meeting;

(ii)	is entitled to vote at the meeting;

(iii)	to the extent applicable, in the case of nominations of persons for election to the Board, comply with Rule 14a-19; and

(iv)	complies with the procedures set forth in these articles as to such nomination.

The immediately preceding sentence shall be the exclusive means for a member to make nominations (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an extraordinary general meeting of members.

56.

Except as otherwise provided by law, the memorandum of association or these articles, the Chairperson of any general meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the general meeting was made or proposed, as the case may be, in accordance with these articles and, if any proposed nomination or other business is not in compliance with these articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

57.

No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Two (2) or more persons holding or representing by proxy (whether or not such person actually exercises his or her voting rights in whole, in part or at all at the relevant general meeting), at least a majority of the voting power of the Company on the relevant record date shall constitute a quorum.

58.

Any general meeting duly called at which a quorum is not present shall be adjourned and the Company shall provide notice pursuant to article 49 in the event that such meeting is to be reconvened. If within 5 minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for any adjourned meeting a quorum is not present, the meeting may be further adjourned to such other day and such other time and place as the chairman of the meeting may determine and the Company shall provide notice pursuant to article 49 in the event that such meeting is to be reconvened. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 58 are disapplied.

59.

If the Board wishes to make this facility available to members of the Company for a specific or all general meetings of the Company, a member may participate in any general meeting of the Company by means of telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting. In addition, the Company need not hold a general meeting at a physical venue but may, at the discretion of the Board, conduct the meeting wholly or partly by the use of electronic communications technology in accordance with Section 176A of the Act.

60.

The Chairperson, if any, of the Board, or any other person selected by the Board from time to time to preside as chairperson of general meetings of the Company, shall preside as Chairperson at every general meeting of the Company, or if there is no such Chairperson, or if he or she is not present within fifteen (15) minutes after the time appointed for the holding of the meeting or is unwilling to act:

(a)	the Directors may select such other person as they see fit to preside as Chairperson of the meeting; or

(b)	the Directors present at the meeting may elect one of their number to be Chairperson of the meeting.

61.

If at any meeting no Director is willing to act as Chairperson or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairperson of the meeting.

62.

No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairperson of the meeting in his or her absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

63.

If the Chairperson of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his or her ruling. Any ruling by the Chairperson of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

64.

The Chairperson may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place without notice other than by announcement of the time and place of the adjourned meeting by the Chairperson of the meeting. The Chairperson of the meeting may at any time without the consent of the meeting adjourn the meeting to another time and/or place if, in his or her opinion, it would facilitate the conduct of the business of the meeting to do so or if he or she is so directed by the Board. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. The terms of any optional provisions of the Acts or any replacement enactment covering substantially the same subject matter as this article 64 are disapplied.

65.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairperson may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

66.

The Board may, before any general meeting, determine the manner in which the poll is to be taken and the manner in which votes are to be counted. To the extent not so determined by the Board, such matters shall be determined by the Chairperson of the meeting.

67.

No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll a member entitled to more than one (1) vote need not use all his/her votes or cast all the votes he/she uses in the same way.

68.	Where there is an equality of votes, the Chairperson of the meeting at which the poll takes place shall not be entitled to a second or casting vote.

69.

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the Company, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all monies then payable by him in respect of that share have been paid.

70.

The Board may, and at any general meeting the Chairperson of such meeting may, make such arrangement and impose any requirement or restriction that the Board or he/she considers appropriate concerning the conduct of general meetings, including without prejudice to the generality of the foregoing, measures concerning security, health and safety and any such arrangements, requirements and/or restrictions shall bind all members. The Board and, at any general meeting, the Chairperson of such meeting are entitled to refuse entry to, or remove, a person who refuses to comply with any such arrangements, requirements and/or restrictions.

ADVANCE NOTICE OF MEMBER BUSINESS AND NOMINATIONS

71.

Without qualification or limitation, subject to article 84, for any nominations or any other business to be properly brought before an annual general meeting by a member pursuant to article 51, the member must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by article 85), and timely updates and supplements thereof, in writing to the Secretary, and such other business must otherwise be a proper matter for member action.

72.

To be timely, a member’s notice for any nominations or any other business to be properly brought before an annual general meeting by a member pursuant to article 53 shall be delivered to the Secretary at the Office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the day of release to shareholders of the Company’s proxy statement issued pursuant to Section 14(a) of the Exchange Act in respect of the preceding year’s annual general meeting; provided, however, that in the event that the date of the annual general meeting is changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the member must be so delivered by the close of business on the day that is not less than the later of:

(a)	one hundred and fifty (150) days prior to the day of the contemplated annual general meeting; or

(b)	ten (10) days after the day on which public announcement of the date of the contemplated annual general meeting is first made by the Company,

provided, further, that with respect to the first annual general meeting of the Company in respect of which a proxy statement is issued pursuant to Section 14(a) of the Exchange Act, notice by the member must be so delivered before the close of business on the day that is ten (10) days after the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above.

73.

Notwithstanding anything in article 72 to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least one hundred and thirty (130) days prior to the first anniversary of the day of release to shareholders of the Company’s proxy statement issued pursuant to Section 14(a) of the Exchange Act in respect of the preceding year’s annual general meeting, a member’s notice required by articles 71-74 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Office not later than the close of business on the day that is ten (10) days after the day on which such public announcement is first made by the Company.

74.

In addition, to be considered timely, a member’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Office not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

75.

Subject to article 84, in the event the Company calls an extraordinary general meeting of members for the purpose of electing one or more directors to the Board, any member may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, provided that the member gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by article 85), and timely updates and supplements thereof, in writing, to the Secretary.

76.

To be timely, a member’s notice for any nomination to be properly brought before such an extraordinary general meeting shall be delivered to the Secretary at the Office by not earlier than the close of business on the 120th day prior to the date of such extraordinary general meeting and not later than the close of business on the later of the 90th day prior to the date of such extraordinary general meeting or, if the first public announcement of the date of such extraordinary general meeting is less than one hundred (100) days prior to the date of such extraordinary general meeting, by the close of business on the day that is ten (10) days after the day on which public announcement of the date of the extraordinary general meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Company. In no event shall any adjournment or postponement of an extraordinary general meeting, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above.

77.

In addition, to be considered timely, a member’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Office not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

78.	To be in proper form, a member’s notice (whether given pursuant to articles 71-74 or articles 75-77) to the Secretary must include the following, as applicable:

79.

As to the member giving the notice and the beneficial owner (as contemplated by Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), if any, on whose behalf the nomination or proposal is made, a member’s notice must set forth:

(a)	the name and address of such member, as they appear on the Company’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith;

(b)

the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such member, such beneficial owner and their respective affiliates or associates or others acting in concert therewith;

(c)

any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the member, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such member, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith;

(d)	any proxy, contract, arrangement, understanding, or relationship pursuant to which such member has a right to vote any class or series of shares of the Company;

(e)

any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such member, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such member with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”);

(f)	any rights to dividends on the shares of the Company owned beneficially by such member that are separated or separable from the underlying shares of the Company;

(g)

any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(h)

any performance-related fees (other than an asset-based fee) that such member is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such member’s immediate family sharing the same household;

(i)

any direct or indirect interest of such member in any contract with the Company, any affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(j)

a representation as to whether or not the member intends or is part of a group that intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(k)

any other information relating to such member and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding, and in addition to, the foregoing provisions of this article 79, a member who has submitted a nomination for a person to serve on the Board shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-19 of the Exchange Act, with respect to the matters set forth in these articles. If a member fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a- 19 promulgated thereunder, such member’s proposed nomination shall be deemed to have not been made in compliance with these articles and shall be disregarded. Further, notwithstanding the foregoing provisions of these articles, unless otherwise required by law, (i) no member shall solicit proxies in support of director nominees other than the Company’s director nominees unless such member has complied with this article 79 and Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder in a timely manner, and (ii) if any member (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Company of notices required thereunder in a timely manner, and (C) no other member has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then the Company shall disregard such nomination and no vote on the election of such proposed nominee shall occur. Upon request by the Company, if any member provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such member shall deliver to the Company, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

80.

If the notice relates to any business other than the nomination of a director or directors that the member proposes to bring before the meeting, a member’s notice must, in addition to the matters set forth in article 79 above, also set forth:

(a)

a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such member and beneficial owner, if any, in such business;

(b)

the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these articles, the text of the proposed amendment); and

(c)

a description of all agreements, arrangements and understandings between such member and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such member.

81.

As to each person, if any, whom the member proposes to nominate for election or re-election to the Board, a member’s notice must, in addition to the matters set forth in article 79 above, also set forth:

(a)

all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(b)

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such member and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Exchange Act if the member making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

82.

With respect to each person, if any, whom the member proposes to nominate for election or re-election to the Board, a member’s notice must, in addition to the matters set forth in articles 79 and 81 above, also include a completed and signed questionnaire, representation and agreement required by article 85 of these articles. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable member’s understanding of the independence, or lack thereof, of such nominee.

83.

Notwithstanding the provisions of these articles, a member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in articles 71-85; provided, however, that any references in these articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these articles with respect to nominations or proposals as to any other business to be considered pursuant to articles 51-56. Any member directly or indirectly soliciting proxies from other members must use a proxy card colour other than white; white proxy cards shall be reserved for exclusive use by the Board.

84.

Nothing in these articles shall be deemed to affect any rights (i) of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of members of the Company to bring business before an extraordinary general meeting pursuant to the valid exercise of power granted to them under the Acts. Subject to Rule 14a-8 under the Exchange Act, nothing in these articles shall be construed to permit any member, or give any member the right, to include or have disseminated or described in the Company’s proxy statement any nomination of director or directors or any other business proposal.

85.

Subject to the rights of members of the Company to propose nominations at an extraordinary general meeting pursuant to the valid exercise of power granted to them under the Acts, to be eligible to be a nominee for election or re-election as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under articles 71 – 84) to the Secretary at the Office a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

(a)	is not and will not become a party to:

(i)

any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)	any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law;

(b)

is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(c)

in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time.

VOTES OF MEMBERS

86.

Subject to any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a poll every member who is present in person or by proxy shall have one vote for each share of which he or she is the Holder.

87.

When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

88.

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, by his or her committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office, or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 88 are disapplied.

89.

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairperson of the meeting, whose decision shall be final and conclusive.

90.	Votes may be given either personally or by proxy.

91. (a)

Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his or her behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve, subject to compliance with any requirements as to form prescribed by the Acts and the Exchange Act, and shall be signed by or on behalf of the appointer. A body corporate must sign a form of proxy under its common seal (if applicable) or under the hand of a duly authorised officer or attorney thereof. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve, subject to any requirements of the Acts. An instrument or other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the Directors may from time to time require, shall be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Acts, if not so delivered the appointment shall not be treated as valid.

(b)

Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. For the avoidance of doubt, such appointments of proxy as made by electronic or internet communication or facility as permitted by the Directors will be deemed to be deposited at the place specified for such purpose once received by the Company. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as deposited at the place specified for such purpose. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

92.

A body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he or she represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

93.

An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

94.

Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

95. (a)

A vote given or poll demanded in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts; provided, however, that where such intimation is given in electronic form it shall have been received by the Company at least twenty-four (24) hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

(b)

The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

96.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

DIRECTORS

97.

The number of Directors shall not be less than three (3) nor more than fifteen (15) with the exact number to be determined from time to time solely by the Board at its discretion. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum due to the failure of any Directors to be re-elected, then in those circumstances, the three Directors which receive the highest number of votes in favour of re-election shall be re-elected and shall remain Directors until such time as additional Directors have been appointed to replace them as Directors. If, at any annual general meeting of the Company, the number of Directors is reduced below the prescribed minimum in any circumstances where one Director is re-elected, then that Director shall hold office until the next annual general meeting and the Director which (excluding the re-elected Director) receives the highest number of votes in favour of re-election shall be re-elected and shall remain a Director until such time as one or more additional Directors have been appointed to replace him or her. If there are no Director or Directors able or willing to act then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he or she is re-elected during such meeting. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 97 are disapplied.

98.

Each Director, not being an employee, may be paid a fee for their services and each Director who is an employee of the Company or the Group shall be paid remuneration (to include benefits in kind) for their employment. The fee or remuneration paid to each Director shall be at such rate and on such basis as may from time to time be determined by the Board. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company. The amount, rate or basis of the fees, remuneration or expenses paid to the Directors shall not require approval or ratification by the Company in general meeting. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 98 are disapplied.

99.

If any Director shall be called upon to perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he or she may be entitled as a Director.

100.	No shareholding qualification for Directors shall be required. A Director (whether or not a member of the Company) shall be entitled to attend and speak at general meetings.

101.

Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his or her interest in, such other company.

BORROWING POWERS

102.

Subject to the Acts, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

103.

The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as articles 103 to 113 are disapplied.

104.

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

105.	The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

106.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his or her interest at a meeting of the Directors in accordance with the Acts.

107.	A Director may vote in respect of any contract, appointment or arrangement in which he or she is interested, and he or she shall be counted in the quorum present at the meeting.

108.

A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his or her office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his or her tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

109.

The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

110.

Any Director may act by himself or his or her firm in a professional capacity for the Company, and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a Director, but nothing herein contained shall authorise a Director or his or her firm to act as auditor to the Company.

111.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

112.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

113.

The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the spouses, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and wellbeing of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

DISQUALIFICATION OF DIRECTORS

114.	The office of a Director shall be vacated ipso facto if the Director:

(a)	is restricted or disqualified to act as a Director under the Acts; or

(b)	resigns his or her office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(c)	is removed from office under article 117.

The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 114 are disapplied.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

115.

The Directors shall be divided into three classes, designated Class I, Class II and Class III. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Directors in office and each class need not be of equal size or number.

(a)

The term of the initial Class I directors shall terminate at the conclusion of the Company’s first annual general meeting of the Company in respect of which a proxy statement is issued pursuant to Section 14(a) of the Exchange Act; the term of the initial Class II directors shall terminate on the conclusion of the Company’s second annual general meeting of the Company in respect of which a proxy statement is issued pursuant to Section 14(a) of the Exchange Act; and the term of the initial Class III directors shall terminate on the conclusion of the Company’s third annual general meeting of the Company in respect of which a proxy statement is issued pursuant to Section 14(a) of the Exchange Act.

(b)

At each annual general meeting of the Company beginning with the Company’s first annual general meeting of the Company in respect of which a proxy statement is issued pursuant to Section 14(a) of the Exchange Act, all of the Directors of the class of directors whose term expires on the conclusion of that annual general meeting shall retire from office, unless re-elected, and successors to that class of directors shall be elected for a three-year term.

(c)	The resolution appointing any Director must designate the Director as a Class I, Class II or Class III Director.

(d)	Every Director of the class retiring shall be eligible to stand for re-election at an annual general meeting.

(e)

If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible or as the Chairperson may otherwise direct. In no case will a decrease in the number of Directors shorten the term of any incumbent Director.

(f)

A Director shall hold office until the conclusion of the annual general meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject however, to prior death, resignation, retirement, disqualification or removal from office.

(g)

Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy shall only be filled by the decision of a majority of the Board then in office, provided that a quorum is present and provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors.

(h)	Any Director of such class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of that class.

(i)	A Director retiring at a meeting shall, unless otherwise determined by the Board, retain office until the close or adjournment of the meeting.

116.

Each of the Director nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of Directors.

117.	The Company may from time to time increase or reduce the minimum or maximum number of Directors:

(a)	by Special Resolution; or

(b)	if the Directors have made a recommendation to the shareholders to increase or reduce the minimum or maximum number of Directors, only an Ordinary Resolution is required.

118.

The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with the Acts, remove any Director before the expiration of his or her period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company. Section 144(3)(e) of the Act shall not apply in the case of any Director removed pursuant to this article.

119.

The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy (in accordance with article 115(g)) or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors. A Director so appointed shall hold office for a term that shall coincide with the remaining term of the class of that Director.

120.

The Directors are not entitled to appoint alternate directors and the terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 120 are disapplied.

121.	The Directors may appoint any person to fill the following positions:

(a)	Chairperson of the Board:

If the Directors have elected a Director to be the Chairperson, the Chairperson shall preside at all meetings of the Board and, if the Directors so elect, at general meetings of the Company.

(b)	Vice-Chairperson:

If the Directors have elected a Director to be the Vice-Chairperson, the Vice-Chairperson shall have such duties as the Chairperson of the Board shall, from time to time, determine and shall, unless the Directors determine otherwise, fulfil the role of the Chairperson of the Board in the temporary absence or incapacity of the Chairperson of the Board.

(c)	Secretary:

It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the members and Board of the Company, and of its committees, and to authenticate records of the Company. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

A provision of the Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

(d)	Assistant Secretaries:

The Assistant Secretaries shall have such duties as the Secretary and/or the Board shall determine. Any Assistant Secretary shall be appointed by the Secretary and/or the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Assistant Secretary so appointed may be removed by them.

The powers and duties of all such officers are at all times subject to the control of the Directors, and any such officer may be removed at any time at the pleasure of the Board.

In addition to the Board’s power to delegate to committees pursuant to article 126, the Board may delegate any of its powers to any individual Director or member of the management of the Company or any of its subsidiaries as it sees fit; any such individual shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board.

PROCEEDINGS OF DIRECTORS

122. (a)

The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors in office at the time when the meeting is convened. Questions arising at any meeting shall be decided by a majority of the Directors present. Each director present and voting shall have one vote. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 122 are disapplied.

(b)

Any Director may participate in a meeting of the Directors by means of telephonic or other such communication whereby all persons participating in the meeting can hear each other speak, and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and any director may be situated in any part of the world for any such meeting.

123.

The Chairperson of the Board or any two of the Directors may, and the Secretary on the requisition of the Chairperson of the Board or any two of the Directors shall, at any time summon a meeting of the Directors. Any provision of an enactment permitting the Secretary to summon a meeting of the Directors on the requisition of a Director acting alone shall not apply to the Company.

124.

The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the minimum number of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

125.

The Directors may elect a Chairperson of their meetings and determine the period for which he or she is to hold office. Any Director may be elected no matter by whom he or she was appointed but if no such Chairperson is elected, or if at any meeting the Chairperson is not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairperson of the meeting. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 125 are disapplied.

126.

The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.

127.

A committee may elect a Chairperson of its meeting. If no such Chairperson is elected, or if at any meeting the Chairperson is not present within fifteen (15) minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairperson of the meeting.

128.

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

129.

Notwithstanding anything in these articles or in the Acts which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, email, or any other electronic means on not less than twenty-four (24) hours’ notice, or on such shorter notice as person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Any director may waive any notice required to be given under these articles, and the attendance of a director at a meeting shall be deemed to be a waiver by such Director.

130.

A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by (a) all of the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors or (b) a majority of the Directors where notice in accordance with article 129 of the resolution or other document in writing has been given to all Directors entitled to receive notice of a meeting of Directors or of a committee of Directors, shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held, and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 130 are disapplied.

THE SEAL

131.

Any seal of the Company shall be used only by the authority of the Directors, a committee authorised by the Directors to exercise such authority or by any one or more persons severally or jointly so authorised by the Directors or such a committee, and the use of the seal shall be deemed to be authorised for these purposes where the matter or transaction pursuant to which the seal is to be used has been so authorised.

132.	Any instrument to which a Company’s seal shall be affixed shall be signed by any one of the following:

(a)	a Director;

(b)	the Company Secretary; or

(c)	any person authorised to sign by (i) the Directors or (ii) a committee,

and the countersignature of a second such person shall not be required, provided however that in respect of certificates under the seal for shares, debentures or other securities of the Company no such signatures shall be required and the Directors shall make such regulations as they think fit regarding procedures to be followed in respect of the sealing of such certificates.

133.	The Company may have one or more duplicate common seals or official seals for use in different locations including for use abroad.

DIVIDENDS AND RESERVES

134.

The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as articles 134 to 143.

135.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

136.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Acts.

137.

The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be held as cash or cash equivalents or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to distribute.

138.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

139.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.

140.

Any general meeting declaring a dividend or bonus and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or bonus or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

141.

Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

142.	No dividend shall bear interest against the Company.

143.

If the Directors so resolve, any dividend which has remained unclaimed for twelve (12) years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

144. (a)	The Company shall cause to be kept accounting records, whether in the form of documents, electronic form or otherwise, that:

(i)	correctly record and explain the transactions of the Company;

(ii)	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and

(iv)	will enable the accounts of the Company to be readily and properly audited.

Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Accounting records shall not be deemed to be kept if there are not kept such accounting records as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.

(b)

The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)

In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(d)

A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one (21) Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.

145.

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the members of the Company to communicate to the public.

CAPITALISATION OF PROFITS

146.

Without prejudice to any powers conferred on the Directors as aforesaid and subject to the Directors’ authority to issue and allot shares under article 14(a), the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including, but not limited to, any capital redemption reserve fund, share premium account or other reserve account not available for distribution) or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). Whenever such a resolution is passed in pursuance of this article, the Directors shall make all appropriations and applications of the amounts resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any. Any such capitalisation will not require approval or ratification by the members of the Company. The terms of any optional provisions of the Act or any replacement enactment covering substantially the same subject matter as this article 146 are disapplied.

147.

Without prejudice to any powers conferred on the Directors by these articles, and subject to the Directors’ authority to issue and allot shares under article 14(a), the Directors may resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts (including any reserve account available for distribution) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend (and in the same proportions) either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by the Acts.

148.

The Directors may from time to time at their discretion, subject to the provisions of the Acts and, in particular, to their being duly authorised pursuant to the Acts, to allot the relevant shares, offer to the Holders of Ordinary Shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply.

(a)

The basis of allotment shall be determined by the Directors so that, as nearly as may be considered convenient in the Directors’ absolute discretion, the value (calculated by reference to the average quotation) of the additional Ordinary Shares (excluding any fractional entitlement) to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the “average quotation” of an Ordinary Share shall be the average of the five amounts resulting from determining whichever of the following (paragraphs (i), (ii) or (iii) specified below) in respect of Ordinary Shares shall be appropriate for each of the first five (5) business days on which Ordinary Shares are quoted “ex” the relevant dividend and as determined from the information published by the Exchange reporting the business done on each of these five (5) business days:

(i)	if there shall be more than one dealing reported for the day, the average of the prices at which such dealings took place; or

(ii)	if there shall be only one dealing reported for the day, the price at which such dealing took place; or

(iii)	if there shall not be any dealing reported for the day, the average of the closing bid and offer prices for the day;

and if there shall be only a bid (but not an offer) or an offer (but not a bid) price reported, or if there shall not be any bid or offer price reported, for any particular day then that day shall not count as one of the said five (5) business days for the purposes of determining the average quotation. If the means of providing the foregoing information as to dealings and prices by reference to which the average quotation is to be determined is altered or is replaced by some other means, then the average quotation shall be determined on the basis of the equivalent information published by the relevant authority in relation to dealings on the Exchange or its equivalent.

(b)

The Directors shall give notice in writing (whether in electronic form or otherwise) to the Holders of Ordinary Shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which Holders may elect in advance to receive new Ordinary Shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(c)

The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional Ordinary Shares (but not any fraction of a share) shall be allotted to the Holders of the Subject Ordinary Shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the Company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the Holders of the Subject Ordinary Shares on such basis.

149. (a)

The additional Ordinary Shares allotted pursuant to articles 146, 147 or 148 shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend or share election in lieu.

(b)

The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to articles 146, 147 or 148 with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the Holders concerned). The Directors may authorise any person to enter on behalf of all the Holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(c)

The Directors may on any occasion determine that rights of election shall not be offered to any Holders of Ordinary Shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

AUDIT

150.	Statutory auditors shall be appointed and their duties regulated in accordance with the Acts.

NOTICES

151.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).

152. (a)	A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company;

(i)	by handing same to him or his or her authorised agent;

(ii)	by leaving the same at his or her registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his or her registered address;

(iv)

by sending, with the consent of the member, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company); or

(v)

by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs (i) to (iv) of this article.

(b)

For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)

Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his or her authorised agent, or left at his or her registered address (as the case may be).

(d)

Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four (24) hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)

Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight (48) hours after despatch.

(f)

Any notice to be given, served, sent or delivered pursuant to these articles shall be treated as sent to a person not less than twenty-one (21) Clear Days before the date of a meeting if the documents are published on the website throughout a period beginning at least twenty-one (21) days before the date of the meeting and ending with the conclusion of the meeting.

(g)

Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, mental incapacity, bankruptcy, liquidation or disability of such member.

(h)

Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(i)

Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the reports of the Directors and the statutory auditors thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided, however, that such revocation shall not take effect until five (5) days after written notice of the revocation is received by the Company.

(j)

Without prejudice to the provisions of sub-paragraphs (a)(i) and (a)(ii) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.

153.

A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

154. (a)

Every person who becomes entitled to a share shall before his or her name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he or she derives his or her title.

(b)

A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

155.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

156.

A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

WINDING UP

157.

If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

158. (a)

In case of a sale by the liquidator under section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.

(b)

The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

159.

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he or she determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

160. (a)

Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his or her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b)

The Directors shall have power to purchase and maintain for any Director, the Secretary or any employees of the Company or its subsidiaries insurance against any such liability as referred to in the Acts.

(c)

As far as is permissible under the Acts, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company subsidiary (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of:

(i)	any fraud or dishonesty in the performance of such Covered Person’s duty to the Company; or

(ii)	such Covered Person’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company.

Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.

(d)

In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her or her duty to the Company, or for conscious, intentional or wilful breach of his or her or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.

(e)

Any indemnification under this article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

(f)

As far as permissible under the Acts, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these articles.

(g)

It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, any agreement, any insurance purchased by the Company, vote of members or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or a predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED HOLDERS

161. (a)	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:

(i)

for a period of twelve (12) years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his or her address on the Register or other last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

(ii)

at the expiration of the said period of twelve (12) years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(iii)

the Company has not during the further period of three (3) months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

(b)

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

(c)

To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

(d)

The Company may only exercise the powers granted to it in sub-paragraph (a) above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(e)	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to sub-paragraph (a) may be executed in accordance with article 27(a).

DESTRUCTION OF DOCUMENTS

162.

The Company may implement such document destruction policies as it so chooses in relation to any type of documents (whether in paper, electronic or other formats), and in particular (without limitation to the foregoing) may destroy:

(a)

any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two (2) years from the date such mandate variation, cancellation or notification was recorded by the Company;

(b)	any instrument of transfer of shares which has been registered, at any time after the expiry of six (6) years from the date of registration; and

(c)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six (6) years from the date an entry in the Register was first made in respect of it,

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)

the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)

nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(iii)	references in this article to the destruction of any document include references to its disposal in any manner.

SALE, LEASE OR EXCHANGE OF ASSETS

163.

The Directors are hereby expressly authorised to sell, lease or exchange all or substantially all of the Company’s property and assets, including the Company’s goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other company or companies, as the Directors deem expedient and for the best interests of the Company subject to authorisation by an Ordinary Resolution of members and any additional vote required by article 164. Notwithstanding authorisation or consent to a proposed sale, lease or exchange of the Company’s property and assets by the members, the Board may abandon such sale, lease or exchange without further action of the members, subject to the rights, if any, of third parties under any contract relating thereto. Notwithstanding the foregoing, no resolution adopted by the members shall be required for a sale, lease or exchange of property and assets of the Company to a subsidiary. For the purposes of this article 163:

(a)	the property and assets of the Company include the property and assets of any subsidiary of the Company; and

(b)

“subsidiary” means any entity wholly owned and controlled, directly or indirectly, by the Company and includes, without limitation, companies, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

BUSINESS COMBINATION

164. (a)

Notwithstanding anything to the contrary contained in these articles, the Company shall not engage in any business combination with any Interested Member for a period of three (3) years following the time that such member became an Interested Member, unless:

(i)	prior to such time the Directors approved either the business combination or the transaction which resulted in the member becoming an Interested Member;

(ii)

upon consummation of the transaction which resulted in the member becoming an Interested Member, the Interested Member owned at least eighty-five per cent (85%) of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the Interested Member) those shares owned (A) by persons who are directors and also officers and (B) employee shares plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(iii)	at or subsequent to such time that the business combination is approved by the Directors and authorised by way of Special Resolution without the Interested Member.

(b)

The Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this article, including, without limitation, (i) whether a Person is an Interested Member, (ii) the number of shares or other securities beneficially owned by any Person, (iii) whether a Person is an Affiliate or Associate of another, and (iv) the fair market value of the Company’s securities or securities of any subsidiary of the Company, and the good faith determination of the Directors on such matters shall be conclusive and binding for all the purposes of this article.

(c)	As used in this article only, the term:

(i)	“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another person.

(ii)

“Associate”, when used to indicate a relationship with any person, means: (A) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty per cent (20%) or more of any class of voting shares; (B) any trust or other estate in which such person has at least a twenty per cent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(iii)	“business combination”, when used in reference to any company and any Interested Member of such company, means:

(A)

any scheme of arrangement, merger or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company with (1) the Interested Member, or (2) any other company, partnership, unincorporated association or other entity if the scheme of arrangement, merger or consolidation is caused by the Interested Member;

(B)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a member of such company, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to ten per cent (10%) or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company;

(C)

any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the Interested Member, except:

(I)

pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such company or any such subsidiary which securities were outstanding prior to the time that the Interested Member became such;

(II)

pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such company or any such subsidiary which security is distributed, pro rata to all Holders of a class or series of shares of such company subsequent to the time the Interested Member became such;

(III)	pursuant to an exchange offer by the Company to purchase shares made on the same terms to all Holders of said shares; or

(IV)	any issuance or transfer of shares by the Company;

provided however, that in no case under items (III) and (IV) of this sub-paragraph shall there be an increase in the Interested Member’s proportionate share of the shares of any class or series of the Company or of the voting shares of the Company;

(D)

any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of shares not caused, directly or indirectly, by the Interested Member; or

(E)

any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a member of such company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in sub-paragraphs (A) – (D) of this paragraph) provided by or through the Company or any direct or indirect majority-owned subsidiary.

(iv)

“control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of twenty per cent (20%) or more of the outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(v)

“Interested Member” means any Person, including its Affiliates and Associates (other than the Company and any direct or indirect majority-owned subsidiary of the Company), that is, or was at any time within the three (3)-year period immediately prior to the date in question, the Owner of fifteen per cent (15%) or more of the outstanding voting shares of the Company; provided, however, that the term “Interested Member” shall not include (i) AI Global Investments (Netherlands) PCC Limited, Acceleratio Topco S.C.A., Nürnberg Institut für Markentscheidungen e.V and their respective successors, Transferees and Affiliates, or (ii) any person whose ownership of shares in excess of the fifteen per cent (15%) limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of (ix) of this subsection but shall not include any other unissued shares of such company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(vi)	“Person” means any individual, company, partnership, unincorporated association or other entity.

(vii)	“Shares” means, with respect to any company, capital shares and, with respect to any other entity, any equity interest.

(viii)

“Transferees” means any Person who (i) becomes a beneficial owner of Ordinary Shares upon having purchased such Ordinary Shares from AI Global Investments (Netherlands) PCC Limited, Acceleratio Topco S.C.A., or Nürnberg Institut für Markentscheidungen e.V or an investment fund affiliated with AI Global Investments (Netherlands) PCC Limited, Acceleratio Topco S.C.A. and (ii) is designated in writing by the transferor as a “Transferee” and a copy of such writing is provided to the Company at or prior to the time of such purchase; provided, however, that a purchaser of Ordinary Shares in a registered offering or in a transaction effected pursuant to Rule 144 under the Securities Act of 1933, as amended, (or any similar or successor provision thereto) shall not be a “Transferee.”

(ix)

“Voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting shares shall refer to such percentage of the votes of such voting shares.

(x)	“Owner”, including the terms “own” and “owned”, when used with respect to any Shares, means a person that individually or with or through any of its Affiliates or Associates:

(A)	beneficially owns such Shares, directly or indirectly; or

(B)	has:

(I)

the right to acquire such Shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Owner of Shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered Shares are accepted for purchase or exchange; or

(II)

the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Owner of any Shares because of such person’s right to vote such Shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(C)

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (II) of sub-paragraph (B) of this paragraph), or disposing of such Shares with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Shares.

SHAREHOLDER RIGHTS PLAN

165.

The Board is hereby expressly authorised to adopt any Shareholder Rights Plan, upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law, including the grant of rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary shares or preferred shares in the share capital of the Company in accordance with the terms of any Shareholder Rights Plan. The Directors or any duly appointed committee thereof may effect an exchange of rights in accordance with such Shareholder Rights Plan.

GOVERNING LAW AND JURISDICTION

166. (a)

Subject to article 166(c), unless the Board or any committee of the Directors approves the selection of an alternate forum, the courts of Ireland shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer or other employee of the Company to the Company or the members, (iii) any action asserting a claim against the Company arising pursuant to any provision of Irish law or this Constitution and (iv) any dispute or claim arising out of or in connection with this Constitution or its subject matter, formation, existence, negotiation, validity, termination or enforceability (including non-contractual obligations, disputes or claims) (each an “Irish Proceeding”).

(b)

If any action the subject matter of an Irish Proceeding is filed in a court outside the jurisdiction of Ireland (a “Foreign Action”), in the name of any person or entity (a “Claiming Party”) without the prior approval of the Board or any committee of the Directors in the manner described above in article 166(a), such Claiming Party shall be deemed to have consented to the jurisdiction of the courts of Ireland in connection with any action brought by the Company in any such courts to enforce article 166(a) above (an “Enforcement Action”) and having service of process made upon such Claiming Party in any such Enforcement Action by service upon such Claiming Party’s counsel in the Foreign Action as agent for such Claiming Party.

(c)

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Exchange Act or the Securities Act 1933 of the United States.

(d)

Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this article 166 and waived any argument relating the grounds of venue or the inconvenience of the forums referenced above in connection with any Irish Proceeding.

We, the persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this constitution, and we agree to take the number of share(s) in the capital of the Company set opposite each name.

Name and Address of Subscribers	Number of Ordinary shares of €1.00 each taken by each subscriber

PAULA HORAN	50
85 CASTLEFARM
SHANKILL
CO. DUBLIN

Company Director		/s/ Paula Horan

ANDREW LAMBE	50
55 MOUNT PROSPECT DRIVE
CLONTARF
DUBLIN 3

Company Director		/s/ Andrew Lambe

Total Shares	100

Signatures in writing of the above subscribers, attested by witness as provided for below; or in authentication in the manner referred to in section 888.

Dated: 31 May 2017

Witness to the above signatures: -

PHILIP HAYDEN

THE BLACK CHURCH

ST. MARY’S PLACE

DUBLIN 7

/s/ Philip Hayden